UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	April 4, 2008

Dycom Industries, Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Florida	001-10613	591277135
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

11770 US Highway 1, Suite 101, Palm Beach Gardens, Florida		33408
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	561-627-7171

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On March 27, 2008, Dycom Industries, Inc (the "Company") issued a press release announcing, among other things, the departure of its Chief Financial Officer, Richard L. Dunn, effective April 4, 2008. Under the terms of a Separation Agreement (the "Agreement") with Mr. Dunn, the Company will continue to pay Mr. Dunn’s base salary for 52 weeks, an aggregate amount of approximately $325,000, less any tax-related deductions or withholding. Mr. Dunn will also be reimbursed for COBRA premiums (to the extent of the Company’s contribution to the group medical plan premiums for then current employees) for a period not to exceed 18 months and his life insurance coverage under the Company’s group life insurance program will be continued for a period not to exceed 12 months. For the period commencing 18 months after the separation date and, for a period ending not later than June 30, 2011, the Company will include Mr. Dunn in its group medical plan, subject to payment of premiums that Mr. Dunn would have been required to pay as an employee. Notwithstanding the foregoing, the benefits to be provided to Mr. Dunn under the Company’s group medical plan and group life insurance plan will cease upon his becoming eligible for medical and life insurance coverage (as applicable) with a new employer.

In addition, the Agreement provides for accelerated vesting of 7,417 time vested restricted shares and time vested restricted share units granted to Mr. Dunn under the Company’s Long-Term Incentive Plan and 9,721 performance vested restricted shares units granted to Mr. Dunn under the Company’s Long-Term Incentive Plan. Mr. Dunn's vested stock options will remain exercisable until the earlier of April 4, 2011 or the expiration date of the term of such stock option.

Mr. Dunn has also agreed to provide tax advisory and other consulting services to the Company for up to 12 months following his separation date. If the Company uses these services, it will compensate Mr. Dunn at the rate of $200 per hour.

The payments and benefits provided to Mr. Dunn under the Agreement are subject to his execution and delivery of a general release of claims against the Company and his continued compliance with the confidentiality, non-competition and non-solicitation covenants set forth in his employment agreement with the Company.

The above summary of the Agreement does not purport to be complete and is qualified in its entirety by reference to the Agreement, a copy of which is filed as Exhibit 10.1 to this Current Report on Form 8-K and incorporated into this Item 5.02 by reference.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dycom Industries, Inc.

April 8, 2008	By:	/s/ H. Andrew DeFerrari

Name: H. Andrew DeFerrari
Title: Vice-President and Chief Financial Officer

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Exhibit Index

Exhibit No.	Description

10.1	Separation Agreement between Richard L. Dunn and Dycom Industries, Inc.